                                                                Exhibit Number 2

           UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL DATA

          The following unaudited pro forma condensed consolidated financial data (the "Pro Forma Financial Data") of the Company are derived from the audited financial statements of Tokheim and Sofitam (included elsewhere herein) and have been adjusted to illustrate the effects of the Transactions. The Pro Forma Financial Data and accompanying notes should be read in conjunction with the consolidated financial statements of Tokheim and Sofitam, including the notes thereto, appearing elsewhere in this Offering Memorandum. The pro forma statement of operations includes Sofitam's combined statement of operations for the year ended December 31, 1995 and Tokheim's consolidated statement of operations for the year ended November 30, 1995. The pro forma balance sheet includes Sofitam's combined balance sheet as of December 31, 1995 and Tokheim's consolidated balance sheet as of November 30, 1995. These pro forma statements give effect to the Transactions, including the Acquisition and related purchase accounting adjustments, as if the Transactions had taken place on December 1, 1994 for the statement of operations and November 30, 1995 for the balance sheet. The Pro Forma Financial Data are not necessarily indicative of either future results of operations or the results that might have occurred if the foregoing Transactions had been consummated on the indicated dates.

          The Acquisition will be accounted for using the purchase method of accounting. The allocation of the aggregate purchase price included in the Pro Forma Financial Data is preliminary.

           PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                         YEAR ENDED NOVEMBER 30, 1995
                            (DOLLARS IN THOUSANDS)

                         SOFITAM                       SOFITAM  TOKHEIM
                          FRENCH   ADJUSTMENTS(1) AND    U.S.     U.S.    PRO FORMA      PRO FORMA
                         GAAP(1)  RECLASSIFICATIONS(2)   GAAP     GAAP   ADJUSTMENTS    CONSOLIDATED
                         -------- -------------------- -------- -------- -----------    ------------
Net sales............... $177,450        $  --         $177,450 $221,573  $    --         $399,023
Operating expenses......  160,273         1,483         161,756  210,591       --          372,347
Special charges.........      --          4,294(2)        4,294      --        --            4,294
Depreciation and
 amortization...........    2,431          (172)          2,259    4,857     1,594(3)        8,710
                         --------        ------        -------- --------  --------        --------
Operating income........   14,746        (5,605)          9,141    6,125    (1,594)         13,672
Interest expense, net...    3,820           349           4,169    2,815     9,182(4)       16,166
Other expense, net......    5,290        (5,052)            238      395      (162)(5)         471
Profit sharing..........      863          (863)            --       --        --              --
                         --------        ------        -------- --------  --------        --------
 Earnings (loss) before
  income taxes..........    4,773           (39)          4,734    2,915   (10,614)         (2,965)
 Income taxes...........      247          (101)            146       39       --              185
                         --------        ------        -------- --------  --------        --------
  Net earnings (loss)... $  4,526        $   62        $  4,588 $  2,876  $(10,614)       $ (3,150)
                         ========        ======        ======== ========  ========        ========
Preferred stock
 dividends(6)...........      --            --              --  $  1,580       --         $  1,580
                                                                ========                  ========

- --------
(1) Sofitam's financial information contained in the pro forma condensed consolidated statement of operations has been derived from the audited combined financial statements of Sofitam prepared in accordance with French GAAP. Such financial information has been adjusted to comply with U.S. GAAP. Differences between French GAAP and U.S. GAAP are discussed in
    Note 21 to Sofitam's historical financial statements included elsewhere in this Offering Memorandum. The amount of $4,294 included under "special charges" above is reflected as exceptional expense under French GAAP and has been reclassified to special charges for purposes of the pro forma presentation under U.S. GAAP. The composition of this amount is discussed at Note (2) below. Certain classification assumptions have been made to allocate the adjustments discussed above among the various income statement captions. Amounts are converted into U.S. dollars based on an average rate of 4.958 French francs per U.S. dollar.

(2) Special charges consist of: (i) inventory provisions of $3,753, (ii) write off of capitalized research and development expenses of $352 and (iii) other charges of $189.
(3) The pro forma adjustment represents the amortization of deferred costs and purchased goodwill associated with the Acquisition as follows:

                                                            ANTICIPATED
                                                    GROSS   AMORTIZATION YEARLY
                                                   AMOUNT      PERIOD    AMOUNT
                                                   -------  ------------ ------
     Purchased goodwill........................... $49,057    40 years   $1,227
     Legal and advisory fees......................   4,339    40 years      108
     Other acquisition costs......................  10,359    40 years      259
                                                   -------               ------
                                                   $63,755               $1,594
                                                   =======               ======
(4) The pro forma adjustments to interest expense, net, were calculated as follows:
      Historical interest expense, net:
       Tokheim.................................... $ 2,815
       Sofitam....................................   4,169
                                                   -------
         Total....................................   6,984
      Plus: Interest expense on borrowings under:
       Bank Credit Agreement......................   3,720
       Senior Subordinated Notes..................  11,500
                                                   -------
         Total....................................  15,220
      Less: Interest expense on:
       Tokheim debt being refinanced..............  (2,264)
       Sofitam debt being refinanced..............  (4,791)
                                                   -------
         Total....................................  (7,055)
                                                   -------
      Sub total...................................  15,149
      Amortization of deferred financing costs:
       Bank Credit Agreement......................     617
       Senior Subordinated Notes..................     400
                                                   -------
      Pro forma interest expense, net............. $16,166
                                                   =======

    Interest expense, net, includes that portion of interest with respect to the Guaranteed ESOP Obligation which is not paid through dividends on, or redemptions of, the ESOP Preferred Stock.
(5) The pro forma adjustment for "Other expense, net" eliminates Tokheim's unamortized deferred financing costs of $162 on the debt of Tokheim being refinanced as part of the Transactions.
(6) Dividends are payable on the Company's ESOP Preferred Stock, the proceeds of which are used to service the Guaranteed ESOP Obligation.

                 PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                            AS OF NOVEMBER 30, 1995
                             (DOLLARS IN THOUSANDS)

                                                                                    PRO FORMA
                         SOFITAM                  SOFITAM   TOKHEIM                CONSOLIDATED
                          FRENCH                    U.S.      U.S.    PRO FORMA     TOKHEIM &
                         GAAP(1)   ADJUSTMENTS(1)   GAAP      GAAP   ADJUSTMENTS     SOFITAM
                         --------  -------------- --------  -------- -----------   ------------
ASSETS:
Current assets:
 Cash and cash
  equivalents........... $  4,524     $   --      $  4,524  $  2,966   $(4,524)      $  2,966
 Accounts receivable,
  net...................   64,116          55       64,171    45,649       --         109,820
 Inventory, net.........   37,075         --        37,075    34,995       --          72,070
 Other current assets...      --          --           --      3,188       --           3,188
                         --------     -------     --------  --------   -------       --------
   Total current assets.  105,715          55      105,770    86,798    (4,524)       188,044
Property, plant &
 equipment, net.........    9,095       3,573       12,668    28,558       --          41,226
Other noncurrent assets
 and deferred charges...   13,420     (10,190)       3,230     5,876      (283)(2)      8,823
Purchased goodwill and
 other intangibles......      --          --           --        --     71,455 (3)     71,455
                         --------     -------     --------  --------   -------       --------
   Total assets......... $128,230     $(6,562)    $121,668  $121,232   $66,648       $309,548
                         ========     =======     ========  ========   =======       ========
LIABILITIES &
 STOCKHOLDERS' EQUITY:
Liabilities:
 Current liabilities:
  Current portion of
   long-term debt....... $    --      $   --      $    --   $    351   $  (351)(4)   $    --
  Notes payable bank....   43,366         --        43,366     2,364   (45,730)(4)        --
  Accounts payable......   31,481         --        31,481    18,689       --          50,170
  Accrued expenses......   17,231         --        17,231    18,141       --          35,372
  Purchase accounting
   reserve..............                                                10,359 (5)     10,359
                         --------     -------     --------  --------   -------       --------
   Total current
    liabilities.........   92,078         --        92,078    39,545   (35,722)        95,901
Long-term debt(5).......   21,424         --        21,424    35,897   101,492 (4)    158,813
Capital lease
 obligations............      --        3,612        3,612       --        --           3,612
Postretirement benefits
 liability..............      --          --           --     13,882       --          13,882
Minimum pension
 liability..............      --          --           --      3,868       --           3,868
Minority interest.......      741          20          761       --        --             761
Other long-term
 liabilities............    2,963       1,991        4,954       917       --           5,871
                         --------     -------     --------  --------   -------       --------
   Total liabilities....  117,206       5,623      122,829    94,109    65,770        282,708
ESOP Preferred Stock,
 net(7).................      --          --           --      6,426       --           6,426
Common stockholders'
 equity,
 net(7).................  (11,024)    (12,185)      (1,161)   20,697       878 (6)     20,414
                         --------     -------     --------  --------   -------       --------
   Total liabilities &
    stockholders'
    equity.............. $128,230     $(6,562)    $121,668  $121,232   $66,648       $309,548
                         ========     =======     ========  ========   =======       ========

            Notes to Pro Forma Condensed Consolidated Balance Sheet
                            (dollars in thousands)

(1) Sofitam's financial information contained in the pro forma condensed consolidated balance sheet has been derived from the audited combined financial statements of Sofitam prepared in accordance with French GAAP. Such financial information has been adjusted to comply with U.S. GAAP and to exclude the investment in Bennett Pump Company which is not being purchased by Tokheim as discussed in note 4 to Sofitam's historical financial statements included elsewhere in this Offering Memorandum. Differences between French GAAP and U.S. GAAP are discussed in Note 21 to Sofitam's historical financial statements included elsewhere in this Offering Memorandum. Certain classification assumptions have been made to allocate the adjustments discussed above among the various income statement captions. Amounts were converted into U.S. dollars based on exchange rate of 4.993 French francs per U.S. dollar.

(2) This amount reflects the write-off of Tokheim's unamortized deferred financing costs of $283 related to previous debt being refinanced as part of the Transactions.

(3) This amount reflects the excess of costs over the fair value of the net assets of Sofitam acquired pursuant to the Acquisition and the deferred costs associated with the Acquisition.

     Total purchase price of Sofitam.................................. $108,162
       Refinance Sofitam debt, net of cash............................   60,266
                                                                       --------
     Fair value of net assets acquired................................   47,896
       Book value of Sofitam net assets...............................   (1,161)
                                                                       --------
     Excess of cost over fair value of assets acquired................   49,057
     Deferred costs associated with the Acquisition:
       Deferred financing costs.......................................    7,700
       Legal and financial advisory fees..............................    4,339
       Estimated other Acquisition related costs......................   10,359
                                                                       --------
     Total goodwill and other intangibles............................. $ 71,455
                                                                       ========

(4) This amount reflects the repayment of existing Tokheim and Sofitam debt with the proceeds of the Offering and borrowings under the Bank Credit Facility.

     Borrowings under the Bank Credit Facility....................... $ 58,813
     Issuance of the Notes...........................................  100,000
     Repay:
       Tokheim current portion of long-term debt.....................      351
       Tokheim and Sofitam notes payable.............................   45,730
       Tokheim and Sofitam long-term debt............................   57,321
       Sofitam excess cash...........................................   (4,524)
                                                                      --------
     Net adjustment to reflect the financing transaction and the application of proceeds to repay existing debt................. $ 59,935
                                                                      ========

(5) This amount reflects the estimated other long-term liability associated with future costs of the Acquisition of $10,359, principally the amounts required to be expended in connection with the cost savings described in "Summary--Summary Unaudited Pro Forma Consolidated Financial Data."

(6) This amount reflects the elimination of Sofitam's existing net book value of $(1,161) and Tokheim's historical deferred financing costs of $283.

(7) See consolidated financial statements for information as to the components of ESOP Preferred Stock, net, and common stockholders' equity, net.